CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Phillip Chan, the President and Chief Executive Officer of Cytosorbents Corporation, hereby certify, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q for the quarter ending June 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the quarter ending June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of Cytosorbents Corporation.

Date: August 13, 2012

CYTOSORBENTS CORPORATION

By: /s/ Phillip Chan
Phillip Chan Chief Executive Officer